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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

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CONTACT:                                                      IPC MEDIA CONTACT:
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Nicole Laudenslager                                                Nicole Salas
Austin Lawrence Group                                              IPC New York
203-391-3012                                                       212-858-7942
n.laudenslager@austinlawrence.com                                  media@ipc.com
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FOR IMMEDIATE RELEASE
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               IPC COMPLETES PURCHASE OF GAINS IN U.S. AND EUROPE

NEW YORK, APRIL 30, 2003 - IPC Acquisition Corp., the specialist the global financial community depends on for world class trading floor solutions, today announced it has exercised its option to purchase Gains International (US) Inc. and Gains International (Europe) Limited from GS Capital Partners 2000 and other private equity funds affiliated with Goldman Sachs for approximately $6.6 million in common stock plus the assumption of deferred consideration and earn-out commitments. Gains, a leading provider of voice and data services to the financial services community, will form the core of IPC's service delivery infrastructure as it grows its worldwide services business for institutional trading markets.

"The Gains team, who built a profitable, service company that connects trading counter-parties across six continents, now has an opportunity to grow by leveraging IPC's buy-side and sell-side relationships worldwide," said Greg Kenepp, president of IPC. "Gains understands the demanding nature of the trading floor and will contribute immediately to our competitive advantage and our financial position."

"Gains' far-reaching network combined with IPC's presence on the trading floor allows us to create a compelling array of services for financial institutions," said Phillip Lines, group CEO at London-based Gains International. "Beginning with fully managed button-to-button connectivity and hoot and holler services, Gains positions IPC to lead its customers to converged voice and data networks with the availability, reliability and scalability they require."

This transaction follows the completion today of a separate, but related agreement involving the sale of Gains International (US) Inc., Gains International (Europe) Limited, and Gains International Asia Holdings Limited to acquisition vehicles formed by GS Capital Partners 2000, which is also IPC's primary equity investor.

ABOUT IPC
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IPC Acquisition Corp., (Bloomberg: IPCACQ), through its wholly owned subsidiary of IPC Information Systems, Inc. is the leading world specialist in the delivery of integrated multimedia communications solutions for financial trading floors. For 30 years, IPC's trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC's extensive portfolio includes the newly released Enterprise feature for its IP-native solutions, the IQMX(TM) trading desktop and the ICMX(TM) Intercom Module. The Enterprise capability enables practical business


       IPC Information Systems, Inc.   88 Pine Street   Wall Street Plaza
       New York, NY  10005      phone 212.825.9060       fax 212.858.6994

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continuity planning (BCP) by supporting trading and middle office operations that are geographically removed from the back office and economies of scale by integrating voice trading communications onto the firm's enterprise IP local area/wide area network (LAN/WAN).

ABOUT GAINS INTERNATIONAL
-------------------------

Gains International is a provider of specialist voice and data services into the trading rooms and front office operations of financial institutions worldwide. A global organization with offices in London, New York, Singapore, Sydney, Hong Kong and (through an affiliated company) Tokyo, the Gains network has points of presence in over 30 countries worldwide.

The group currently has over 150 clients, predominantly blue chip, worldwide. For more information see www.gains.com.

Statements made in this news release that state IPC's or its management's intentions, beliefs, expectations, or predictions for the future constitute "forward looking statements" as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

(C)2003 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, TraderVision, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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